Exhibit 10.39

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of [                    ], is by and between Bloomin’ Brands, Inc., a Delaware corporation (together with any successor by merger or otherwise, the “Company”), and [                    ] (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the substantial cost of carrying directors and officers liability insurance (“D&O Insurance”) and that officers and directors, including Indemnitee, may be exposed to certain risks not covered by D&O Insurance;

WHEREAS, these factors with respect to the coverage, availability and cost to the Company of D&O Insurance and issues concerning the scope of indemnity under the Company’s Certificate of Incorporation (as it may be amended from time to time, the “Certificate of Incorporation”) and the Company’s Bylaws (as they may be amended from time to time, the “Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”) generally have raised questions concerning the adequacy and reliability of the protection presently afforded to directors and officers;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

WHEREAS, in order to address such issues and induce Indemnitee to continue to serve as an officer or director of the Company, the Company has determined to enter into this Agreement with Indemnitee;

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Indemnitee-Related Entities (as hereinafter defined) (or their affiliates), which Indemnitee, the Company and the Indemnity-Related Entities (or their affiliates) intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or officer of the Company; and

WHEREAS, the indemnification rights provided to Indemnitee pursuant to this Agreement are in addition to any rights for indemnification provided to Indemnitee pursuant to the Certificate of Incorporation, the Bylaws and any resolutions adopted pursuant thereto and to any indemnification rights to which Indemnitee may be entitled under the DGCL.

NOW, THEREFORE, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1. Indemnification.

(a) Third-Party Proceedings. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee and hold Indemnitee harmless if Indemnitee is or was a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of the Company or any affiliate of the Company, or by reason of any action or inaction on the part of Indemnitee while an officer or director, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, from and against all costs and expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes, penalties, amounts paid in settlement, and other amounts (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, losses, judgments, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred or suffered by Indemnitee or on his or her behalf in connection with such action, suit or proceeding.

(b) Proceedings By or in the Right of the Company. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee and hold Indemnitee harmless if Indemnitee is or was a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of the Company, or any affiliate of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, from and against all costs and expenses (including attorneys’ fees) actually and reasonably incurred or suffered by Indemnitee or on his or her behalf in connection with the defense or settlement of such action or suit; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall make a final determination upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) Mandatory Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) and 1(b) or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee and hold Indemnitee harmless from and against all costs and expenses (including attorneys’ fees), liabilities and losses actually and reasonably incurred or suffered by Indemnitee in connection therewith. For purposes of this Section 1(c), the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against Indemnitee without any express finding of liability or guilt against him or her, or (ii) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

(d) Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of the Company, or any affiliate of the Company, or by reason of any action or inaction on the part of Indemnitee while an officer or director, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, a witness, or is made (or asked) to respond to discovery requests, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, he or she shall be indemnified and held harmless against and the Company shall advance on an as-incurred basis (as provided in Section 2(a)) all costs and expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith.

(e) The Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all costs and expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 2(a)) such costs and expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of costs and expenses by the Company under this Agreement, any other agreement, the Certificate of Incorporation or the Bylaws of the Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by the Company.

2. Expenses and Indemnification Procedure.

(a) Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance on a current and as-incurred basis all costs and expenses (including attorneys’ fees) incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any action, suit or proceeding referenced in Section 1(a) or Section l(b) hereof. Such costs and expenses shall be paid in advance of the final disposition of the action, suit or proceeding without regard to Indemnitee’s ability to repay the advances and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement and shall continue until such time (if any) as there is a final non-appealable judicial determination that Indemnitee is not entitled to indemnification. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. Such repayment obligation shall be unsecured and shall not bear interest. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.

(b) Notice of Claims/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as reasonably practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is actually and materially prejudicial to the Company which cannot be reversed or otherwise eliminated without any material negative effect on the Company. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may otherwise have to Indemnitee. Notice to the Company shall be directed to Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607, Attention: [Chief Legal Officer] (or such other address as the Company may from time to time designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) Procedure.

(i) To obtain advancement of costs and expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, an unsecured written undertaking to repay amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified against such costs and expenses. The Company shall make advance payment of such costs and expenses to Indemnitee no later than five (5) business days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee.

(ii) To obtain indemnification under this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion (as opposed to a notice of claim as provided in Section 3(b)). Any indemnification provided for in this Agreement shall be made no later than twenty (20) days after receipt of the written request of Indemnitee, coupled with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.

(iii) If a claim under this Agreement, under any statute, or under any provision of the Certificate of Incorporation or the Bylaws providing for indemnification is not paid in full by the Company within twenty (20) days after receipt of a fully documented written request for payment thereof has first been received by the Company (or within five (5) days in the case of any advancement of costs and expenses pursuant to Section 2(a) and Section 2(c)(i)), Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 hereof, Indemnitee shall also be entitled to be paid for the costs and expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) and Section 2(c)(i) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide.

(iv) The parties intend and agree that, to the extent permitted by law, in connection with any determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:

A. it shall be presumed that Indemnitee is entitled to indemnification under this Agreement, and the Company or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption, and neither the failure of the Company (including the Board of Directors of the Company (the “Board of Directors”), any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including the Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct;

B. the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful;

C. [Applicable to directors only] Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the Board of Directors, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Company or on information or records given in reports made to the Company by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company; and

D. the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

(d) Notice to Insurers. If, at the time of the receipt of a notice of claim pursuant to Section 2(b) hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e) Defense; Settlement. Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or action, suit or proceeding with respect to Indemnitee. The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any action, suit or proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee unless (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional release of Indemnitee by all relevant parties from all liability on any matters that are the subject of such action, suit or proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters and (ii) the Company has fully indemnified the Indemnitee with respect to, and held Indemnitee harmless from and against, all cost and expenses (including attorneys’ fees) incurred by Indemnitee or on behalf of Indemnitee in connection with such action, suit or proceeding. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of an action, suit or proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, unless such settlement solely involves the payment of money or performance of any obligation by persons other than the Company and includes an unconditional release of the Company by any party to such action, suit or proceeding other than the Indemnitee from all liability on any matters that are the subject of such action, suit or proceeding and an acknowledgment that the Company denies all wrongdoing in connection with such matters.

(f) Payment of Indemnifications and Advances. Notwithstanding any other provision in this Agreement, all claims of Indemnitee for expenses, indemnifications and advances under this Agreement shall be paid for items incurred by or with respect to Indemnitee only during Indemnitee’s lifetime or within ten (10) years after Indemnitee’s death. All such payments shall be made on or before the close of the calendar year following the calendar year in which the item was incurred, or at such earlier time as otherwise provided in this Agreement. The amounts eligible for reimbursement under this Agreement in one calendar year may not affect the amount of expenses eligible for reimbursement under this provision in any other calendar year.

(g) Company May Participate. The Company shall be entitled to participate in any action, suit or proceeding for which Indemnitee seeks indemnification hereunder at its own expense.

3. Additional Indemnification Rights.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the Bylaws, the DGCL or any other statute. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee while such Indemnitee is a director, officer, manager, trustee, fiduciary, employee or agent of the Company or any affiliate of the Company or serving at the request of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise prior to such amendment, alteration or repeal. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties’ rights and obligations hereunder. The rights conferred in this Agreement cannot be terminated by the Company, the Board of Directors or the stockholders of the Company with respect to a person’s service prior to the date of such termination.

(b) Non-exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(c) Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for costs and expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes, penalties, amounts paid in settlement, and other amounts (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, losses, judgments, fines, excise taxes, penalties and amounts paid in settlement), in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees, trustees, fiduciaries and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Commencement and Continuation of Indemnity. All agreements and obligations of the Company contained herein shall vest at the commencement of such Indemnitee’s service as a director, officer, manager, trustee, fiduciary, employee or agent of the Company (or, if requested by the Company, as a director, officer, manager, trustee, fiduciary, employee or agent of other enterprises) and shall continue thereafter, so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of the Company or serving in any other capacity referred to herein. Any amendment or modification of this Agreement that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the costs and expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes, penalties, amounts paid in settlement, and other amounts (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, losses, judgments, fines, excise taxes, penalties and amounts paid in settlement) actually or reasonably incurred or suffered by him or her or on his or her behalf in the investigation, defense, appeal or settlement of any action, suit or proceeding referred to in Sections 1(a) and 1(b) or any claim, issue or matter therein, in whole or in part, but not for the total amount thereof, the Company shall nevertheless, to the fullest extent permitted by law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.

6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not appropriate for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. Officer and Director Liability Insurance. The Company shall purchase and maintain a policy or policies of director’s and officer’s insurance in a sufficient amount as determined by the Board of Directors providing the Indemnitee, officers of the Company and members of the Board of Directors with coverage for losses from wrongful acts, and to ensure the Company’s performance of its indemnification obligations under this Agreement. Such insurance shall be with reputable insurance companies with A.M. Best ratings of “A-VII” or better, and shall be on terms and conditions, including limitations and exclusions, that are customary for similarly situated companies. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer.

8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms. To the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Proceedings Brought by Indemnitee. Notwithstanding any other provision of this Agreement and except as provided in Section 1(e) or as may otherwise be agreed by the Company, Indemnitee shall not be entitled to indemnification or advancement of costs and expenses under this Agreement with respect to any proceeding brought by Indemnitee (other than a proceeding by Indemnitee (i) by way of defense or counterclaim or other similar portion of a proceeding, (ii) to enforce Indemnitee’s rights under this Agreement or (iii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the Company under any other contract, by-laws or charter or under statute or other law, including any rights under Section 145 of the DGCL), unless the bringing of such proceeding or making of such claim shall have been approved by the Board of Directors.

(b) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

(c) Claims Under Section 16(b). To indemnify Indemnitee for profits realized by Indemnitee and recoverable by the Company, and expenses related thereto, from a purchase or sale by Indemnitee of any equity security as provided in Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting enterprise, any constituent enterprise (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, trustees, fiduciaries, employees or agents, so that if Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of such constituent enterprise, or is or was serving at the request of such constituent enterprise as a director, officer, manager, trustee, fiduciary, employee or agent of other enterprises, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving enterprise as Indemnitee would have with respect to such constituent enterprise if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, manager, trustee, fiduciary, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c) For the purposes of this Agreement, references to “affiliates” shall mean any entity which, directly or indirectly, is controlled by the Company.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

13. Attorneys’ Fees. If any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof or by Indemnitee for recovery under any director and officer liability insurance policies maintained by the Company, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all court costs and expenses, including attorneys’ fees, incurred by Indemnitee with respect to such action and, if requested by Indemnitee, shall advance on an as-incurred basis such costs and expenses to Indemnitee. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action) and, if requested by Indemnitee, shall advance on an as-incurred basis such costs and expenses to Indemnitee.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided, shall be deemed duly given (a) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. The address for notice to the Company shall be as set forth in Section 2(b) hereof, and the address for notice to Indemnitee shall be as set forth on the signature page of this Agreement, or as subsequently modified by written notice.

15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement. Any action or proceeding instituted under or to enforce this Agreement shall be brought only in the Court of Chancery of the State of Delaware.

16. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. Jointly Indemnifiable Claims.

(a) Definitions. For purposes of this Section 17:

(i) “Entity” shall mean (A) the Company; or (B) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which is a controlled affiliate or a wholly or partially owned direct or indirect subsidiary, or employee benefit plan, of the Company and of which Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary, or in any similar capacity; or (C) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, in each case, of which Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary, or in any similar capacity at the request of the Company.

(ii) “Indemnitee-Related Entities” means any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any other Entity or the insurer under and pursuant to an insurance policy issued to or insuring the Company or any Entity) from whom Indemnitee may be entitled to indemnification, reimbursement, or advancement.

(iii) “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which Indemnitee shall be entitled to indemnification, reimbursement, advancement or insurance coverage from (A) either the Company and/or any other Entity pursuant to the Indemnification Sources (defined below), on the one hand, and (B) any Indemnitee-Related Entity (or an insurance carrier providing insurance coverage to any Indemnitee-Related Entity) under any other agreement or arrangement between any Indemnitee-Related Entity and Indemnitee (or insurance policy providing insurance coverage to any Indemnitee-Related Entity) pursuant to which Indemnitee is indemnified or entitled to reimbursement, advancement or insurance coverage, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(b) Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby agrees that Indemnitee is not obligated to enforce its rights against such other sources prior to obtaining indemnification or advancement of expenses hereunder.

(c) Acknowledgement. Given that certain Jointly Indemnifiable Claims may arise, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to Indemnitee in respect of indemnification or advancement of expenses in connection with any such Jointly Indemnifiable Claim, whether Indemnitee’s right to indemnification or advancement from the Company arises pursuant to and in accordance with (as applicable) the terms of (i) the DGCL, (ii) the Certificate of Incorporation or the Bylaws, (iii) this Agreement, (iv) any other agreement between either the Company or any other Entity and Indemnitee pursuant to which Indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of any other Entity and/or (vi) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any other Entity ((i) through (vi) collectively, the “Indemnification Sources”), without regard to any right of recovery Indemnitee may have from the Indemnitee-Related Entities or any right to insurance coverage that Indemnitee may have under any insurance policy issued to any Indemnitee-Related Entity. Under no circumstance shall the Company or any other Entity be entitled to any right of subrogation, reimbursement, exoneration, indemnification or contribution from the Indemnitee-Related Entities (or any insurance carrier providing insurance coverage to Indemnitee under any insurance policy issued to a Indemnitee-Related Entity) pursuant to any right of indemnification Indemnitee has under a contract or otherwise between Indemnitee and any Indemnitee-Related Entities or any insurance coverage (and neither the Company nor any Entity shall have any right to participate in any claim or remedy of Indemnitee in respect thereof), and no right of indemnification, reimbursement, advancement of expenses or insurance coverage or any other right of recovery Indemnitee may have from the Indemnitee-Related Entities (or from any insurance carrier providing insurance coverage to any Indemnitee-Related Entity) shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company or any other Entity under the Indemnification Sources. The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Entities not to exercise), any rights that it may now have or hereafter acquire against any Indemnitee-Related Entity or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, bylaws or charter), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Indemnitee against any Indemnitee-Related Entity or Indemnitee (or any insurance carrier providing insurance coverage to any Indemnitee-Related Entity), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Indemnitee-Related Entity or Indemnitee (or any such insurance carrier), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any Indemnitee-Related Entity (or any affiliate thereof other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with Indemnitee, then (x) such Indemnitee-Related Entity (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment to the extent not indemnified under the foregoing clause (y) and (y) the Company shall fully indemnify, reimburse and hold harmless such Indemnitee-Related Entity (or such other affiliate) for all such payments actually made by such Indemnitee-Related Entity (or such other affiliate).

(d) Third Party Beneficiaries. The Indemnity-Related Entities are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder as though a party hereunder.

18. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

19. Preclusion. The Company shall be precluded from asserting in any judicial proceeding that the provisions of this Agreement are not valid, binding and enforceable.

20. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

BLOOMIN’ BRANDS, INC.

By:
Name:
Title:

INDEMNITEE:

Name:
Address:

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